 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-288922
PROSPECTUS SUPPLEMENT
(To prospectus dated August 8, 2025)
Up to $50,000,000
Common Stock
We have entered into an equity distribution agreement, or the equity distribution agreement, with each of BMO Capital Markets Corp., Canaccord Genuity LLC and H.C. Wainwright & Co., LLC, each a sales agent and, collectively, the sales agents, relating to the sale of shares of our common stock, par value $0.001 per share, of our common stock, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may, from time to time, offer and sell shares of common stock having an aggregate offering price of up to $50.0 million through the sales agents, acting as our agents.
Sales of shares of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE American, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. The sales agents are not required to sell any specific amount of securities but will act as sales agents using commercially reasonable efforts to sell on our behalf all of the shares or our common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Our common stock to which this prospectus supplement relates will be sold only through one sales agent on any given day.
Each sales agent will be entitled to compensation that will not exceed 3.0% of the gross offering proceeds of any shares of common stock sold under the equity distribution agreement. In connection with the sale of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting discounts or commissions. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.
Our shares of common stock are listed on the NYSE American under the symbol “DC.” On November 12, 2025, the last reported sale price of our common stock on the NYSE American was $4.39 per share.
Investing in our shares of common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors discussed in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission and incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
BMO Capital Markets	Canaccord Genuity	H.C. Wainwright & Co.
The date of this prospectus supplement is November 13, 2025.

Prospectus Supplement
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, contains a description of our common stock and provides more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
This prospectus supplement is part of a registration statement that we have filed with the SEC relating to our common stock offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read carefully and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated or unless the context requires otherwise, all references to “we,” “our,” “us,” or the “Company” in this prospectus supplement and the accompanying prospectus refer to Dakota Gold Corp., a Delaware corporation, and its consolidated subsidiaries taken as a whole. Unless otherwise indicated, all references to “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements relate to, among other things: our businesses and prospects and our overall strategy; the progress, potential and uncertainties of the Company’s exploration program; our planned exploration activities across our portfolio of exploration targets; our planned or estimated capital expenditures for exploration and general and administrative costs; government regulations, including our ability to obtain, and the timing of, necessary government permits and approvals; expectations regarding the availability of our liquidity and capital resources, and our ability to scale down spending if sufficient resources are not available; our ability to obtain financing as needed and the terms of such financing transactions; progress in developing our projects and the timing of that progress; and attributes and future values of the Company’s projects or other interests, operations or rights. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “proposed,” “should,” “will,” “would” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:
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lack of defined mineral reserve estimates prepared in accordance with Subpart 1300 of Regulation S-K (“S-K 1300”);

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the failure to successfully execute management’s strategy and manage our growth;

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our limited operating history and history of losses, including the potential for future losses;

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uncertainty as to future production at our mineral exploration and development properties;

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our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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ownership of surface rights at our Black Hills Property;

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mining exploration and development risks, including risks related to regulatory approvals, operational hazards and accidents, equipment breakdowns, labor and contractor disputes, contractual disputes related to exploration properties, unanticipated or increased operating costs and other unanticipated difficulties;

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potential health risks associated with mining and mineral exploration;

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fluctuations in commodity prices;

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future adverse legislation regarding the mining industry and climate change;

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uncertainties associated with potential litigation matters, including environmental lawsuits;

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our land reclamation requirements;

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our ability to maintain the adequacy of internal control over financial reporting;

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adverse technological changes and cybersecurity threats;

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title in our properties;

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competition in the gold and silver mining industries;

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economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets;

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economic uncertainty and market volatility due to potential new tariffs on imported and exported goods;

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our ability to attract and retain key management and mining personnel necessary to successfully operate and grow our business; and

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volatility in the market price of our listed securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.
The forward-looking statements should be read in light of these factors and the factors identified in “Item 1A. Risk Factors” incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about risks that you should consider before investing in our common stock.
DAKOTA GOLD CORP.
Overview
We are engaged in the business of acquisition and exploration of mineral properties within the Homestake Gold District of the Black Hills of South Dakota. Our mineral properties are at the exploration stage and are without declared mineral reserves or mineral resources, except for the mineral resource estimate contained in our updated and revised S-K 1300 Initial Assessment and Technical Report Summary for the Richmond Hill Gold Project (the “Richmond Hill Initial Assessment”), which was completed in July 2025. Our management and technical teams have extensive mining and exploration experience, much of it in the Homestake District, and we intend to leverage our experience together with our business presence in South Dakota to create value for our stakeholders.
Corporate Information
Our principal executive offices are located at 106 Glendale Drive, Suite A, Lead, South Dakota, 57754 and our telephone number at that address is (605) 717-2540. Our web site address is www.dakotagoldcorp.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or any free writing prospectus or incorporated into any other filings that we make with the SEC.
Dakota Gold Corp. was formed in British Columbia, Canada in 2017 and continued to Nevada in 2020. The Company reincorporated to Delaware in 2024.

THE OFFERING
Issuer
Dakota Gold Corp., a Delaware corporation.
Common Stock Offered by Us
Shares of our common stock having an aggregate offering price of up to $50.0 million.
Plan of Distribution
Sales made in negotiated transactions, including block trades, or sales constituting “at the market” offerings that may be made from time to time through BMO Capital Markets Corp., Canaccord Genuity LLC and H.C. Wainwright & Co., LLC, as sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. See “Plan of Distribution.”
Use of Proceeds
We intend to use the net proceeds of this offering for working capital and other general corporate purposes. See “Use of Proceeds.”
NYSE American Symbol
“DC”
Risk Factors
An investment in our common stock involves risks. Before deciding to invest in shares of our common stock, please read carefully the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein.

RISK FACTORS
Investing in our common stock involves risks. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as in our most recent Annual Report on Form 10-K and other information that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of our common stock is suitable for you. See “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of shares of our common stock could decline and you may lose all or part of your investment.
Risks Associated with this Offering and our Common Stock
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our senior management will have broad discretion in the application of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance stockholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our shares of common stock to decline.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Trading in our common stock on the NYSE American is volatile.
Our common stock is currently quoted on the NYSE American. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. In addition to other risk factors identified in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and due to volatility associated with equity securities in general, the value of a stockholder’s investment could decline due to the impact of numerous factors upon the market price of our common stock, including:
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changes in the worldwide price for the metals we intend to mine;

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adverse results from our exploration, development, or production efforts;

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producing at rates lower than those targeted;

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political and regulatory risks and social unrest, including geopolitical conflicts;

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weather conditions and extreme weather events, including unusually heavy rains;

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failure to meet our revenue or profit goals or operating budget;

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decline in demand for our common stock;

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downward revisions in securities analysts’ estimates or changes in global financial markets and global economies and general market conditions;

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technological innovations by competitors or in competing technologies;

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investor perception of our industry or our prospects;

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lawsuits;

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economic impact from spread of disease

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our ability to integrate and operate the companies and the businesses that we acquire;

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interest rate levels and expectations of future changes in interest rates;

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actions by government or central banks;

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general economic trends; and

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the other factors discussed under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in the development stage. There can be no assurance that trading prices previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

We have never paid cash dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.
USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering for working capital and other general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
PLAN OF DISTRIBUTION
On November 13, 2025, we entered into the equity distribution agreement with the sales agents under which we may, from time to time, offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million.
Sales of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE American, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. As sales agents, the agents will not engage in any transactions that stabilize the price of our common stock.
We refer to the sales agent selected by us for a sale as the Designated Agent. As our sales agents, no Designated Agent may engage in any transactions that stabilize the price of shares of our common stock.
Upon its acceptance of a placement notice from us, the Designated Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the equity distribution agreement and such placement notice. The placement notice that we deliver will set forth the number of shares of common stock to be issued, the time period during which sales are requested to be made, any limitation on the number of shares of common stock that may be sold in any one day and the minimum price below which sales may not be made. We will submit a placement notice to only one sales agent relating to the sale of our common stock on any given day. We or the Designated Agent may suspend the offering of shares of common stock upon proper notice and subject to other conditions. Any placement notice delivered to the Designated Agent shall be effective upon delivery unless and until (i) the Designated Agent declines to accept the terms contained in the placement notice or the Designated Agent does not promptly confirm the acceptability of such placement notice, (ii) the entire amount of the shares of common stock to be issued under the placement notice are sold, (iii) we suspend or terminate the placement notice in accordance with the terms of the equity distribution agreement, (iv) we issue a subsequent placement notice with parameters superseding those of the earlier placement notice, or (v) the equity distribution is terminated in accordance with its terms. The Designated Agent will not be required to purchase shares of common stock as principal pursuant to the equity distribution agreement.

The Designated Agent will provide written confirmation to us following close of trading on the trading day on which shares of common stock were sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the trading day, the gross offering proceeds received from such sales, the net proceeds to us and the compensation payable by us to the Designated Agent in connection with the sales.
We will pay the Designated Agent commissions for its services in acting as sales agent and/or principal in the sale of common stock. The Designated Agent will be entitled to compensation of up to 3.0% of the gross offering proceeds of all shares of common stock sold through it under the equity distribution agreement; provided, however, that we shall not be obligated to pay the Designated Agent any compensation on any transaction that it is not possible to settle due to (i) a suspension or material limitation in trading in securities generally on the NYSE American, (ii) a material disruption in securities settlement or clearance services in the US, or (iii) failure by the Designated Agent to comply with its obligations under the terms of the equity distribution agreement. The sales proceeds remaining after payment of the amounts above and after deducting any expenses payable by us and any transaction or filing fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal the net proceeds to us from the sale of any such shares of common stock. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreement, will be approximately $250,000.
In connection with the sale of common stock on our behalf, the Designated Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Designated Agent may be deemed to be underwriting commissions and discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make because of those liabilities.
Settlement of sales of shares of our common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon.
Our shares of common stock are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If either we or a sales agent has reason to believe that the exemptive provisions set forth in Rule 101(c) (1) of Regulation M are not satisfied, that party will promptly notify the other and sales of our common stock under the equity distribution agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and such sales agent’s judgment.
We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sale of our common stock.
The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of shares of common stock having an aggregate offering price of $50.0 million pursuant to this offering and (2) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by the sales agents or by us at any time upon prior written notice to the other party.
The sales agents and their affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Accordingly, the U.S. federal income tax considerations applicable to the ownership and disposition of our common stock by a non-U.S. holder could differ from those described below.
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:
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a citizen or individual resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof;

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any entity or arrangement treated as a partnership for U.S. federal income tax purposes;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more U.S. persons to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner (or other beneficial owner) will generally depend upon the status of the partner (or other beneficial owner) and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our common stock, and any owners of such an entity or arrangement, should consult their own tax advisors regarding the tax considerations applicable to an investment in our common stock.
This discussion applies only to non-U.S. holders of our common stock who hold such common stock as a “capital asset” within the meaning of the Code (generally, property held for investment). This discussion does not address the applicability of the alternative minimum tax or the Medicare tax on net investment income, any U.S. federal estate or gift tax, or foreign, state or local tax considerations applicable to the ownership and disposition of our common stock. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders of our common stock in light of their particular circumstances, nor does it address the U.S. federal income tax considerations applicable to non-U.S. holders of our common stock that are subject to special rules, including, without limitation:
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tax-exempt organizations;

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banks and certain other financial institutions;

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retirement plans;

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banks, insurance companies, and other financial institutions;

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mutual funds;

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regulated investment companies or real estate investment trusts;

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expatriates or holders who have a “functional currency” other than the U.S. dollar;

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controlled foreign corporations;

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passive foreign investment companies; and

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holders who have, at any point, actually or constructively owned 5% or more of our common stock.

Non-U.S. holders of our common stock described in the foregoing sentence and U.S. persons who hold our common stock should consult their own tax advisors as to the tax considerations applicable to the ownership and disposition of our common stock with respect to their particular circumstances.

No ruling has been or will be sought from the IRS with respect to any of the U.S. federal income tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below.
If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income, estate and other tax considerations applicable to you of owning and disposing of our common stock, as well as the considerations applicable to you under the laws of any other applicable taxing jurisdiction (including any state, local or foreign tax laws) in light of your particular circumstances.
Distributions on Common Stock
In general, a distribution, if any, of cash or other property (other than certain distributions of our stock) with respect to our common stock, the distribution will be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock.
The gross amount of dividends paid to a non-U.S. holder with respect to our common stock will generally be subject to U.S. federal withholding tax at a rate of 30%, unless (1) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty by timely providing the proper IRS documentation to the applicable withholding agent, or (2) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, where required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, a non-U.S. holder will generally be subject to U.S. federal income tax with respect to such dividends on a net income basis in the same manner as if the non-U.S. holder were a U.S. person. Additionally, a non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
The foregoing discussion is subject to the discussion below under “— Foreign Account Tax Compliance Act.”
Gain on Disposition of Common Stock
In general, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized on a disposition of our common stock unless (1) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), or (2) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.
If the first exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other disposition of our common stock) exceed capital losses allocable to U.S. sources.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our common stock which is held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends, if any, in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will, in turn, provide to the U.S. Department of the Treasury. We will not pay any additional amounts to investors in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSIDERATIONS APPLICABLE TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, WHICH ANALYSIS MAY BE COMPLEX AND WILL DEPEND ON YOUR SPECIFIC SITUATION. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS APPLICABLE TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the sales agents by DLA Piper LLP (US), Seattle, Washington.
EXPERTS
The consolidated financial statements of Dakota Gold Corp. appearing in Dakota Gold Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Employees of M3 Engineering and Technology Corp., Independent Mining Consultants, Inc., Woods Process Services, LLC and RESPEC Company, LLC have prepared the Richmond Hill Initial Assessment, dated July 7, 2025. Each of the individuals who prepared the Richmond Hill Initial Assessment is a qualified person as defined in S-K 1300. None of the qualified persons, or the employers of any of the qualified persons, is an affiliate of the Company.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede this information.
We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus supplement:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

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the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 13, 2025 and November 13, 2025, respectively;

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Current Reports on Form 8-K, filed with the SEC on November 12, 2025, August 1, 2025, July 7, 2025, May 19, 2025, May 13, 2025, March 24, 2025, February 21, 2025 and February 6, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 31, 2022, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement and accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC is not deemed filed and is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.
We will provide without charge to each person to whom a copy of this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement or accompanying prospectus but not delivered herewith (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement or accompanying prospectus). Any such request should be addressed to us at:
Dakota Gold Corp.
Attention: Corporate Secretary
106 Glendale Drive, Suite A, Lead, South Dakota, 57754
(605) 906-8363
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the documents incorporated by reference in this prospectus supplement, are available on the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge at our website at www.dakotagoldcorp.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Dakota Gold Corp.
$250,000,000
Common Stock
Warrants
Units
We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $250,000,000.
This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on the NYSE American stock exchange (the “NYSE American”) under the symbol “DC.” On August 7, 2025, the last reported sale price of our common stock as reported on the NYSE American was $4.01 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.
Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 2 and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 8, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part and you may obtain copies of those documents as described later in this prospectus under the heading “Where You Can Find More Information.”
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Dakota Gold Corp., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, that address activity, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “proposed,” “should,” “will,” “would” and similar terms, phrases, and expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
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our businesses and prospects and our overall strategy

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the progress, potential and uncertainties of the Company’s exploration program;

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our planned exploration activities across our portfolio of exploration targets;

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our planned or estimated capital expenditures for exploration and general and administrative costs;

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government regulations, including our ability to obtain, and the timing of, necessary government permits and approvals;

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expectations regarding the availability of our liquidity and capital resources, and our ability to scale down spending if sufficient resources are not available;

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our ability to obtain financing as needed and the terms of such financing transactions;

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progress in developing our projects and the timing of that progress; and

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attributes and future values of the Company’s projects or other interests, operations or rights.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation risks associated with or related to:
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lack of defined mineral reserve estimates prepared in accordance with Subpart 1300 of Regulation S-K;

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the failure to successfully execute management’s strategy and manage our growth;

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our limited operating history and history of losses, including the potential for future losses;

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uncertainty as to future production at our mineral exploration and development properties;

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our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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ownership of surface rights at our Black Hills Property;

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mining exploration and development risks, including risks related to regulatory approvals, operational hazards and accidents, equipment breakdowns, labor and contractor disputes, contractual disputes related to exploration properties, unanticipated or increased operating costs and other unanticipated difficulties;

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potential health risks associated with mining and mineral exploration;

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fluctuations in commodity prices;

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future adverse legislation regarding the mining industry and climate change;

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uncertainties associated with potential litigation matters, including environmental lawsuits;

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our land reclamation requirements;

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our ability to maintain the adequacy of internal control over financial reporting;

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adverse technological changes and cybersecurity threats;

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title in our properties;

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competition in the gold and silver mining industries;

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economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets;

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our ability to attract and retain key management and mining personnel necessary to successfully operate and grow our business;

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volatility in the market price of our listed securities; and

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other factors set forth under “Risk Factors” of our most recently filed Annual Report on Form 10-K.

Many of these factors are beyond our ability to control or predict. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

DAKOTA GOLD CORP.
We are engaged in the business of acquisition and exploration of mineral properties within the Homestake Gold District of the Black Hills of South Dakota. To date, while no development or mining activities have commenced, our strategy is to move projects from exploration to development and finally into production as results of exploration may dictate. Our management and technical teams have extensive mining and exploration experience, much of it in the Homestake District, and we intend to leverage our experience together with our business presence in South Dakota to create value for our stakeholders.
Our principal executive offices are located at 106 Glendale Drive, Suite A, Lead, South Dakota, 57754 and our telephone number at that address is (605) 717-2540. Our web site address is www.dakotagoldcorp.com. Information on our website is not incorporated in this prospectus and is not part of this prospectus, unless otherwise stated.
We were incorporated as JR Resources Corp. on November 15, 2017 under the Business Corporations Act (British Columbia, Canada). On May 22, 2020, we completed the domestication process and changed our registration from the Province of British Columbia, Canada to the State of Nevada, including a name change to “Dakota Gold Corp.” On March 31, 2022, we completed a merger with Dakota Territory Resource Corp., a Nevada corporation. On May 14, 2024, following the receipt of approval by our shareholders, we changed our state of incorporation from the State of Nevada to the State of Delaware.

RISK FACTORS
Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, project development activities, exploration activities and investments. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.
We will not receive any proceeds in the event that securities are sold by a selling securityholder unless otherwise indicated in the applicable prospectus supplement or other offering material.

DESCRIPTION OF CAPITAL STOCK
The following description of common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.
As of the date of this prospectus, our authorized capital stock consisted of 300,000,000 shares of common stock, par value $0.001 per share. As of July 15, 2025, there were 112,272,657 shares of our common stock issued and outstanding.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of our common stock have the sole right to vote. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action (other than an amendment to our certificate of incorporation) requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.
Dividends
The holders of our common stock are titled to receive dividends, if declared by our board, out of funds legally available.
Liquidation
In the event of liquidation, dissolution or winding up of our affairs, the holders of our common stock are titled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock will have and possess all rights pertaining to our capital stock, subject to the preferences, qualifications, limitations, voting rights and restrictions with respect to any series of preferred stock that may be issued with any preference or priority over our common stock. The transfer agent and registrar for our common stock is Odyssey Trust Company. Its address is 350 - 409 Granville St, Vancouver, BC, V6C 1T2, Canada. Our common stock is listed on the NYSE American under the symbol “DC.”

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW
Some provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors (the “Board”). They are also intended to provide our management with flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware (“DGCL”). Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by our Board pursuant to adoption of a resolution.
Election and Removal of Directors
Our certificate of incorporation and bylaws contain provisions that establish specific procedures for appointing members of the Board. In addition, our certificate of incorporation and bylaws provide that, subject to the rights of holders of our preferred stock, vacancies and newly created directorships on the Board may be filled only by a majority of the directors then serving on the Board (except as otherwise required by law or by resolution of the Board).
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
No Cumulative Voting
Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our Board based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.
Authorized but Unissued Shares
Our authorized but unissued common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our certificate of incorporation is silent on forum selection. Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine. If any action within the scope the exclusive forum bylaw provision is filed in a court other than one located within the State of Delaware in the name of a stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce such bylaw provision and (ii) having service of process made upon such stockholder by service upon such stockholder’s counsel in a court other than one located within the State of Delaware as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase our common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

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the manner of exercise of the warrants, including any cashless exercise rights;

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the warrant agreement under which the warrants will be issued;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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anti-dilution provisions of the warrants, if any;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

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the manner in which the warrant agreement and warrants may be modified;

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the identities of the warrant agent and any calculation or other agent for the warrants;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the series of warrants being offered.
Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the unit agreement relating to the series of units being offered.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:
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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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through agents;

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directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

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in at-the-market offerings within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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in a rights offering;

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as a dividend or distribution to our existing stockholders or other securityholders;

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through a combination of any such methods of sale; or

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through any other methods permitted by applicable law and described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:
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the name or names of any underwriters, if, and if required, any dealers or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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the public offering price;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any commissions paid to agents;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed or traded.

Underwriters, Agents and Dealers
We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.
We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.
If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No member firm of the Financial Industry Regulatory Authority (“FINRA”) may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.
We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on the NYSE American. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Dakota Gold Corp. appearing in Dakota Gold Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.
We make available free of charge on or through our website at www.dakotagoldcorp.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.
Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.dakotagoldcorp.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC.
We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of our Current Reports on Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

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the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

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our Current Reports on Form 8-K filed with the SEC on February 6, 2025, February 21, 2025, March 24, 2025, May 13, 2025, May 19, 2025, July 7, 2025 and August 1, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 31, 2022, including any amendment or reports filed for the purposes of updating such description.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of our Current Reports on Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:
Dakota Gold Corp.
Attention: Corporate Secretary
106 Glendale Drive, Suite A, Lead, South Dakota, 57754
(605) 906-8363
You may also access the documents incorporated by reference in this prospectus through our website at www.dakotagoldcorp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $50,000,000
Common Stock

PROSPECTUS SUPPLEMENT

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November 13, 2025